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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 10, 2010

Affiliated Managers Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)
600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

        On February 10, 2010, Affiliated Managers Group, Inc. ("AMG," or the "Company") entered into a Purchase and Sale Agreement ("Purchase Agreement") with Frank Russell Company, a Washington corporation ("Russell") and, for limited purposes, Northwestern Mutual Life Insurance Company, pursuant to which AMG will acquire Russell's interests in Pantheon Ventures Inc., Pantheon Holdings Limited and Pantheon Capital (Asia) Limited (collectively, "Pantheon"), a manager of private equity regional funds-of-funds in the U.S., Europe and Asia, global secondary funds, customized separate accounts, and other accounts for clients around the world.

        As consideration for the sale, Russell will receive $700,000,000 at closing. The cash consideration will be reduced if certain client advisory agreement consent conditions are not met, and may be subsequently increased (but in no event to an amount greater than $700,000,000) if such conditions are met in the first six months following the closing.The cash consideration at closing will also be subject to a customary working capital adjustment and post-closing true-up mechanism. In addition, Russell will receive additional cash payments of an aggregate $75,000,000 in the first year following the closing, with 5% paid at the end of each quarter and 85% paid on the first anniversary of the closing, with such amounts subject to similar possible client consent reductions as described above.

        The Purchase Agreement also provides for contingent payments to Russell in the event that the Pantheon business grows and achieves certain threshold levels of annualized advisory fees at the end of 2012, 2013 and 2014. In the event that the Pantheon business grows and achieves the highest threshold levels at each juncture, contingent payments to Russell could total $225,000,000. The Purchase Agreement contains customary representations and warranties and covenants of AMG and Russell, including customary covenants concerning the conduct of the business of Russell and its affiliates during the period between the execution of the Purchase Agreement and the closing of the transaction.

        Pantheon Ventures Inc. and Pantheon Holdings Limited have also entered into a client access agreement, effective on the closing of the transaction, that will permit Russell to market certain Pantheon investment products to specified Russell clients. Under the client access agreement, Russell will be entitled to receive a portion of the Pantheon management fees received on the investments by Russell clients. The client access agreement has a term of five years, unless terminated earlier in accordance with its terms.

        The transaction is expected to close in the second quarter of 2010. The transaction is subject to various closing conditions including the receipt of consents with respect to advisory agreements representing annual advisory fees of at least 80% of the aggregate advisory fees as of November 30, 2009, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust laws, the receipt of other specified regulatory approvals and other customary conditions.

ITEM 8.01    Other Events.

        On February 10, 2010, AMG issued a press release announcing the acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

  (d)
  Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 10, 2010

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: February 17, 2010	By:	/s/ JOHN KINGSTON, III
		Name:	John Kingston, III
		Title:	Executive Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 10, 2010

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  ITEM 1.01 Entry into a Material Definitive Agreement.
  ITEM 8.01 Other Events.
  ITEM 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX